Jody M. Walker
                                 7841 South Garfield Way
                                 Littleton, Colorado 80122
                                 Telephone (303) 850-7637
                                 Facsimile (303) 220-9902

January 15, 2003

Silver Bow Antique Aviation
83-888 Avenue 51
Coachella, California 92236

Dear Sirs:

Re:   OPINION RE: LEGALITY AND CONSENT OF COUNSEL TO USE OF NAME IN
THE REGISTRATION STATEMENT ON FORM SB-2 OF SILVER BOW ANTIQUE AVIATION AND ANY AMENDMENTS.

I am securities counsel for the above mentioned Company and I have prepared the registration statement on Form SB-2 and any amendments. I hereby consent to the inclusion and reference of my name and to a discussion of the opinion in the prospectus and the reproduction of the opinion in an exhibit in the Registration Statement on Form SB-2 and any amendments for Silver Bow.

It is my opinion that the securities of Silver Bow and the 486,000 common shares being registered with the Securities and Exchange
Commission pursuant to Form SB-2 Registration Statement of Silver Bow have been legally issued and will be, when sold, legally issued, fully paid and non-assessable.

                                                Yours very truly,


                                                /s/Jody M. Walker
                                                  Jody M. Walker